Exhibit 10.18

LAIDLAW INTERNATIONAL, INC.
$825,000,000 CREDIT AGREEMENT

THIRD AMENDMENT
Dated as of January 28, 2004

               THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of January 28, 2004 (this “Amendment”), is among LAIDLAW INTERNATIONAL, INC. (f/k/a Laidlaw Investments Ltd., an Ontario corporation), a Delaware corporation (“LII” or the “US Borrower”), LAIDLAW TRANSIT LTD., an Ontario corporation (“LTI”) and GREYHOUND CANADA TRANSPORTATION CORP., an Ontario corporation (together with LII and LTI, collectively, the “Borrowers”), the Lenders (as defined below) signatories hereto, CITICORP NORTH AMERICA, INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as syndication agent (in such capacity, the “Syndication Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agent (in such capacity, the “Co-Documentation Agent”).

WITNESSETH:

          WHEREAS, the Borrowers, certain financial institutions and other persons from time to time parties thereto (collectively, the “Lenders”), Citicorp North America, Inc., as Collateral Agent, the Administrative Agent, the Syndication Agent and the Co-Documentation Agent, have entered into that certain Credit Agreement dated as of June 19, 2003, as amended by the Amendment to the Credit Agreement, dated as of June 26, 2003, and the Second Amendment to the Credit Agreement, dated as of December 17, 2003 (as so amended, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement);

          WHEREAS, the Borrowers and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as hereinafter set forth;

          NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

          SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

          ““Excluded ERISA Event” means (i) the occurrence of a “reportable event” within the meaning of Section 4043.23 or 4043.34 of the PBGC regulations under Section 4043 of ERISA, (ii) the occurrence of a “reportable event” within the meaning of

Section 4043.25, 4043.30 or 4043.35 of the PBGC regulations under Section 4043 of ERISA or (iii) the occurrence of any of the events or circumstances described in clause (d), (f), or (h) of the definition of “ERISA Event,” in each case with respect to any Pension Plan of Greyhound or any of its Subsidiaries and, in the case of an occurrence described in clause (ii) or (iii) above, in connection with the commencement of a proceeding of the type described in Section 6.01(f) by or against Greyhound or any of its Subsidiaries.”

          "““Greyhound” means Greyhound Lines, Inc., a Delaware corporation.”

          "““Settlement Period” means the period beginning with the occurrence of an Excluded ERISA Event and ending on the earliest of (i) the date an acceptable settlement agreement is entered into with the PBGC (as determined in accordance with the immediately succeeding sentence), (ii) the date the Required Lenders otherwise determine that the Settlement Period should end and (iii) the date of the entry by the applicable bankruptcy court of a final non-appealable order confirming a chapter 11 plan in Greyhound’s Chapter 11 bankruptcy proceeding. A settlement agreement with the PBGC shall be deemed acceptable for purposes of terminating a Settlement Period to the extent that the aggregate amount of payments required to be made with respect to the Pension Plans for any plan year except 2006 are less than or equal to $20 million or for the 2006 plan year are less than or equal to $50.5 million or to the extent the Required Lenders otherwise agree that such settlement agreement is acceptable.”

     (b) Section 3.03 of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (b) thereof and substituting a “,” therefor and adding a new clause (c) at the end thereof to read as follows:

“and (c), during any Settlement Period, any Notice of Borrowing, Notice of Issuance, Notice of Drawing and Notice of Renewal shall be accompanied by a certificate from the chief financial officer of the US Borrower in form and substance satisfactory to the Administrative Agent that certifies as to the intended use of the proceeds of such Borrowing, drawing, issuance or renewal.”

     (c) Section 5.02(a) of the Credit Agreement is amended by adding a new Section 5.02(a)(ix) to read in full as follows:

“(ix) Liens of the PBGC arising in connection with an Excluded ERISA Event; provided, that, (i) the PBGC enters into an intercreditor agreement with respect to such Liens that is substantially similar in all material respects to the Intercreditor Agreement dated as of June 19, 2003 among the Agent, on behalf of the Lenders, the PBGC and certain Loan Parties and (ii) the Obligations secured by such Liens shall not exceed the lesser of $110 million and an amount equal to 30% of the collective net worth of each Loan Party and ERISA Affiliate having a net worth greater than zero (as calculated pursuant to Section 4062(d) of ERISA).”

     (d) Section 5.02(g) of the Credit Agreement is amended by adding the following parenthetical after the third reference to the term “Equity Interests” set forth therein:

     “(other than in the case of the US Borrower, Equity Interests consisting of common stock)”

     (e) Section 5.03(j) of the Credit Agreement is hereby amended by inserting a new subsection (vi) to read as follows:

"(vi) Settlement Period Reports. During any Settlement Period, promptly and in any event within five Business Days after the end of each calendar month, deliver monthly written reports that update the Administrative Agent and the Lenders as to the status of any negotiations with the PBGC, together with copies of all material written correspondence between any member of the Laidlaw Group and the PBGC.”

     (f) Section 6.01 of the Credit Agreement is hereby amended by amending and restating subsection (l) in its entirety to read in full as follows:

“(l) (i) any ERISA Event, other than an Excluded ERISA Event, shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event, other than an Excluded ERISA Event, shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $15,000,000; or

(ii) any Excluded ERISA Event shall have occurred and any of the following events shall occur: (A) any Loan Party shall incur liability in connection with or as a result of such Excluded ERISA Event under which the aggregate amount of payments made or required to be made with respect to the Pension Plans for any plan year except 2006 shall exceed $20 million or for the 2006 plan year shall exceed $50.5 million, (B) any Loan Party shall incur liability under Section 4062, 4063 or 4064 of ERISA in connection with or as a result of such Excluded ERISA Event in an aggregate amount exceeding $110 million, (C) a Lien (not including any Lien under the Junior Security Agreement dated June 18, 2003 by the grantors named therein in favor of the PBGC) shall arise on the assets of any Loan Party in an amount exceeding the lesser of $110 million and an amount equal to 30% of the collective net worth of each Loan Party and ERISA Affiliate having a net worth greater than zero (as calculated pursuant to Section 4062(d) of ERISA) or (D) the PBGC shall commence any action or proceeding or otherwise take any steps to exercise or enforce its rights with respect to assets of any Loan Party (including, without limitation, the seizure of or control over any asset of any Loan Party but not including any steps taken to perfect or protect Liens on any asset as permitted by Section 5.02(a)(ix)); or”

          SECTION 2. Conditions to Effectiveness. This Amendment and the amendments contained herein shall become effective on the date (the “Effective Date”) when each of the conditions set forth in this Section 2 to this Amendment shall have been fulfilled to the satisfaction of the Administrative Agent.

     (i) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by the Borrowers and the Required Lenders.

     (ii) Amendment Fee. The Administrative Agent shall have received, for the account of each Lender that shall have executed this Amendment before 12:00 pm (New York time) on January 28, 2004, an amendment fee in an amount equal to 0.10% of the aggregate amount of each such Lender’s Advances and Commitments.

     (iii) Payment of Other Fees and Expenses. The Administrative Agent shall have determined that all agency, trustee, custodial, filing service, legal and other fees and disbursements incurred and invoiced through the day immediately prior to the Effective Date, including all fees of the Administrative Agent and its counsel, shall have been paid in full by the Borrowers.

     (iv) Execution of Consent. The Administrative Agent shall have received counterparts of the consent appended hereto, duly executed by each of the entities listed therein.

     (v) Resolutions. The Administrative Agent shall have received certified copies of (A) any necessary resolutions of the Board of Directors of each of the Borrowers evidencing approval for this Amendment and all matters contemplated hereby and (B) all documents evidencing other necessary corporate action and governmental and other third party approvals and consents if any, with respect to this Amendment and the matters contemplated hereby.

     (vi) Certificates. The Administrative Agent shall have received a certificate of the Acting Secretary of each of the Borrowers certifying (A) the names and true signatures of the officers of each Borrower authorized to sign this Amendment and the other documents to be delivered hereunder, (B) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments is required for the due execution, delivery or performance by each Borrower of this Amendment, (C) the representations and warranties contained in Section 3 of this Amendment are true and correct and (D) no event has occurred and is continuing that constitutes a Default.

     (vii) Legal Details, Etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and Shearman & Sterling LLP as counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

     (viii) No Default. No Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment.

          SECTION 3. Confirmation of Representations and Warranties. Each of the Borrowers hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

          SECTION 4. Reference to and Effect on the Transaction Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

     (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

          SECTION 7. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[Signatures follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

Borrowers:

LAIDLAW INTERNATIONAL, INC.

By:	/s/ Douglas A. Carty
	Name:	Douglas A. Carty
	Title:	Senior Vice President & Chief Financial Officer

LAIDLAW TRANSIT LTD.

By:	/s/ Douglas A. Carty
	Name:	Douglas A. Carty
	Title:	Senior Vice President & Chief Financial Officer

GREYHOUND CANADA TRANSPORTATION CORP.

By:	/s/ Douglas A. Carty
	Name:	Douglas A. Carty
	Title:	Senior Vice President & Chief Financial Officer

Administrative Agent:

CITICORP NORTH AMERICA, INC.

By:	/s/ Citicorp North America, Inc.
Name: Title:

Agreed as of the date above written:

(Please type or print legal name of Lender)

By:

Name: Title:

CONSENT

          Reference is made to the Credit Agreement, dated as of June 19, 2003, as amended by the Amendment to the Credit Agreement, dated as of June 26, 2003, the Second Amendment to the Credit Agreement, dated as of December 17, 2003 and the Third Amendment to the Credit Agreement dated as of January 28, 2004 among the Borrowers, the Lenders party thereto, Citicorp North America, Inc., as Administrative Agent, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent, and General Electric Capital Corporation, as Co-Documentation Agent (such Credit Agreement, as so amended, the “Credit Agreement”).

          Each of the undersigned confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Third Amendment to the Credit Agreement, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by the Third Amendment to the Credit Agreement, and (b) the Collateral Documents to which such Person is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations and the Guaranteed Obligations, respectively (in each case, as defined therein).

[Signatures follow.]

US SUBSIDIARY GUARANTORS/GRANTORS:

A1 LEASING, INC., a Florida corporation

ADAM TRANSPORTATION SERVICE, INC., a New York corporation

ALLIED BUS SALES, INC., an Indiana corporation

AMBULANCE ACQUISITION, INC., a Delaware corporation

AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC., a California corporation

AMERICAN INVESTMENT ENTERPRISES, INC., a Nevada corporation

AMERICAN MEDICAL PATHWAYS, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC, a Delaware limited liability company

AMERICAN MEDICAL RESPONSE HOLDINGS, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE MANAGEMENT, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC., a Pennsylvania corporation

AMERICAN MEDICAL RESPONSE NORTHWEST, INC., an Oregon corporation

AMERICAN MEDICAL RESPONSE OF COLORADO, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE OF CONNECTICUT, INCORPORATED, a Connecticut corporation

AMERICAN MEDICAL RESPONSE OF GEORGIA, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE, a California corporation

AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC., a Massachusetts corporation

AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA, a California corporation

AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE OF TEXAS, INC., a Delaware corporation

AMERICAN MEDICAL RESPONSE WEST, a California corporation

AMERICAN MEDICAL RESPONSE, INC., a Delaware corporation

AMR BROCKTON, L.L.C., a Delaware limited liability company

ASSOCIATED AMBULANCE SERVICE INC., a New York corporation

ATLANTIC AMBULANCE SERVICES ACQUISITION, INC., a Delaware corporation

ATLANTIC/KEY WEST AMBULANCE, INC., a Delaware corporation

ATLANTIC/PALM BEACH AMBULANCE, INC., a Delaware corporation

BROWARD AMBULANCE, INC., a Delaware corporation

CHARLES T. MITCHELL, INC., a Hawaii corporation

CHATHAM COACH LINES, INC., a Delaware corporation

CONCORDE ADJUSTERS, INC., a Delaware corporation

COORDINATED HEALTH SERVICES, INC., a Pennsylvania corporation

DESERT VALLEY MEDICAL TRANSPORT, INC., a California corporation

ECEP, INC., a Missouri corporation

EMCARE ANESTHESIA SERVICES, INC., a Delaware corporation

EMCARE CONTRACT OF ARKANSAS, INC., an Arkansas corporation

EMCARE HOLDINGS INC., a Delaware corporation

EMCARE OF ALABAMA, INC., an Alabama corporation

EMCARE OF ARIZONA, INC., an Arizona corporation

EMCARE OF CALIFORNIA, INC., a California corporation

EMCARE OF COLORADO, INC., a Colorado corporation

EMCARE OF CONNECTICUT, INC., a Connecticut corporation

EMCARE OF FLORIDA, INC., a Florida corporation

EMCARE OF GEORGIA, INC., a Georgia corporation

EMCARE OF HAWAII, INC., a Hawaii corporation

EMCARE OF INDIANA, INC., an Indiana corporation

EMCARE OF IOWA, INC., an Iowa corporation

EMCARE OF KENTUCKY, INC., a Kentucky corporation

EMCARE OF LOUISIANA, INC., a Louisiana corporation

EMCARE OF MARYLAND, LLC, a Maryland limited liability company

EMCARE OF MICHIGAN, INC., a Michigan corporation

EMCARE OF MINNESOTA, INC., a Minnesota corporation

EMCARE OF MISSISSIPPI, INC., a Mississippi corporation

EMCARE OF MISSOURI, INC., a Missouri corporation

EMCARE OF NEVADA, INC., a Nevada corporation

EMCARE OF NEW HAMPSHIRE, INC., a New Hampshire corporation

EMCARE OF NEW JERSEY, INC., a New Jersey corporation

EMCARE OF NEW MEXICO, INC., a New Mexico corporation

EMCARE OF NEW YORK, INC., a New York corporation

EMCARE OF NORTH CAROLINA, INC., a North Carolina corporation

EMCARE OF NORTH DAKOTA, INC., a North Dakota corporation

EMCARE OF OHIO, INC., an Ohio corporation

EMCARE OF OKLAHOMA, INC., an Oklahoma corporation

EMCARE OF OREGON, INC., an Oregon corporation

EMCARE OF PENNSYLVANIA, INC., a Pennsylvania corporation

EMCARE OF RHODE ISLAND, INC., a Rhode Island corporation

EMCARE OF SOUTH CAROLINA, INC., a South Carolina corporation

EMCARE OF TENNESSEE, INC., a Tennessee corporation

EMCARE OF TEXAS, INC., a Texas corporation

EMCARE OF VERMONT, INC., a Vermont corporation

EMCARE OF VIRGINIA, INC., a Virginia corporation

EMCARE OF WASHINGTON, INC., a Washington corporation

EMCARE OF WEST VIRGINIA, INC., a West Virginia corporation

EMCARE OF WISCONSIN, INC., a Wisconsin corporation

EMCARE PHYSICIAN PROVIDERS, INC., a Missouri corporation

EMCARE PHYSICIAN SERVICES, INC., a Delaware corporation

EMCARE SERVICES OF ILLINOIS, INC., an Illinois corporation

EMCARE SERVICES OF MASSACHUSETTS, INC., a Massachusetts corporation

EMCARE, INC., a Delaware corporation

EM-CODE REIMBURSEMENT SOLUTIONS, INC., a Delaware corporation

EMERGENCY MEDICINE EDUCATION SYSTEMS, INC., a Texas corporation

EMERGENCY SPECIALISTS OF ARKANSAS, INC. II, a Texas corporation

FIRST MEDICAL/EMCARE INC., a California corporation

FIVE COUNTIES AMBULANCE SERVICE, INC., a New York corporation

FLORIDA EMERGENCY PARTNERS, INC., a Texas corporation

FOUNTAIN AMBULANCE SERVICE, INC., an Alabama corporation

GIEGER TRANSFER SERVICE, INC., a Mississippi corporation

GOLDEN GATE ASSOCIATES, a California corporation

HANK’S ACQUISITION CORP., an Alabama corporation

HEALTHCARE ADMINISTRATIVE SERVICES, INC., a Delaware corporation

HELIX PHYSICIANS MANAGEMENT, INC., a California corporation

HEMET VALLEY AMBULANCE SERVICE, INC., a California corporation

INTERNATIONAL LIFE SUPPORT, INC., a Hawaii corporation

KUTZ AMBULANCE SERVICE, INC., a Wisconsin corporation

LAIDLAW INTERNATIONAL FINANCE CORPORATION, INC., a Delaware corporation

LAIDLAW MEDICAL HOLDINGS, INC., a Delaware corporation

LAIDLAW MEDICAL TRANSPORTATION, INC., a Delaware corporation

LAIDLAW ONE, INC., a Delaware corporation

LAIDLAW TRANSIT HOLDINGS, INC., a Delaware corporation

LAIDLAW TRANSIT MANAGEMENT COMPANY, INC., a Pennsylvania corporation

LAIDLAW TRANSIT SERVICES, INC., a Delaware corporation

LAIDLAW TRANSIT, INC., a Delaware corporation

LAIDLAW TRANSPORTATION HOLDINGS, INC., a Delaware corporation

LAIDLAW TRANSPORTATION MANAGEMENT INC., an Ohio corporation

LAIDLAW TRANSPORTATION, INC., a Delaware corporation

LAIDLAW TWO, INC., a Delaware corporation

LAIDLAW USA, INC., a New York corporation

LIFECARE AMBULANCE SERVICE, INC., an Illinois corporation

LIFEFLEET SOUTHEAST, INC., a Florida corporation

LINC TRANSPORTATION, LLC, a Delaware corporation

MEDEVAC MEDICAL RESPONSE, INC., a Missouri corporation

MEDEVAC MIDAMERICA, INC., a Missouri corporation

MEDIC ONE AMBULANCE SERVICES, INC., a Delaware corporation

MEDIC ONE OF COBB, INC., a Georgia corporation

MEDI-CAR AMBULANCE SERVICE, INC., a Florida corporation

MEDI-CAR SYSTEMS, INC., a Florida corporation

MEDLIFE EMERGENCY MEDICAL SERVICE, INC., an Alabama corporation

MERCY AMBULANCE OF EVANSVILLE, INC., an Indiana corporation

MERCY LIFE CARE, a California corporation

MERCY, INC., a Nevada corporation

METRO AMBULANCE SERVICE (RURAL), INC., a Delaware corporation

METRO AMBULANCE SERVICE, INC., a Delaware corporation

METRO AMBULANCE SERVICES, INC., a Georgia corporation

METROPOLITAN AMBULANCE SERVICE, a California corporation

MIDWEST AMBULANCE MANAGEMENT COMPANY, a Delaware corporation

MOBILE MEDIC AMBULANCE SERVICE, INC., a Delaware corporation

NORMAN BRUCE JETTON, INC., a California corporation

OLD STAT, INC., a Delaware corporation

PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC., a California corporation

PARAMED, INC., a Michigan corporation

PARK AMBULANCE SERVICE INC., a New York corporation

PHYSICIAN ACCOUNT MANAGEMENT, INC., a Florida corporation

PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC., an Ohio corporation

PROVIDER ACCOUNT MANAGEMENT, INC., a Delaware corporation

PUCKETT AMBULANCE SERVICE, INC., a Georgia corporation

RANDLE EASTERN AMBULANCE SERVICE, INC., a Florida corporation

REGIONAL EMERGENCY SERVICES, L.P., a Delaware limited partnership

REIMBURSEMENT TECHNOLOGIES, INC., a Pennsylvania corporation

S.C. FOOD SERVICES (U.S.A.), INC., a Delaware corporation

SAFE RIDE SERVICES, INC., an Arizona corporation

SAN FRANCISCO AMBULANCE SERVICE, INC., a California corporation

SEMINOLE COUNTY AMBULANCE, INC., a Delaware corporation

SPRINGS AMBULANCE SERVICE, INC., a California corporation

STAT PHYSICIANS, INC., a Florida corporation

SUNRISE HANDICAP TRANSPORT CORP., a New York corporation

SUTRAN, INC., a South Dakota corporation

TEK, INC., an Illinois corporation

THE GOULD GROUP, INC., a Texas corporation

TIDEWATER AMBULANCE SERVICE, INC., a Virginia corporation

TIFTON MANAGEMENT SERVICES, INC., a Georgia corporation

TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC., a Georgia corporation

TUCKER EMERGENCY SERVICES, INC., a Georgia corporation

VAN TRAN OF TUCSON, INC., an Arizona corporation

By:	/s/ Douglas A. Carty

Name:	Douglas A. Carty
Title:	Senior Vice President & Chief Financial Officer

CANADIAN SUBSIDIARY GUARANTORS/GRANTORS:

331001 ALBERTA LTD.

367756 ALBERTA INC.

3765101 CANADA INC.

501781 ONTARIO LIMITED

518841 ALBERTA INC.

ATHLETIC INJURY MANAGEMENT SERVICES INC.

AUTOBUS TRANSCO (1988) INC.

BARREL TAXI LTD. BEAVERTON & DISTRICT AMBULANCE SERVICES LTD.

BOOK AMBULANCE SERVICE LTD.

BRANT COUNTY AMBULANCE SERVICE LIMITED

CANADIAN MEDICAL RESPONSE (NOVA SCOTIA) LIMITED

3524302 CANADA INC.

CAPITAL BUS SALES (1988) LIMITED

CHECKER CABS (EDMONTON) INC.

GRAY COACH TRAVEL INC.

GRAY LINE OF VANCOUVER HOLDINGS LTD.

MANHATTAN EQUIPMENT SUPPLY COMPANY LIMITED

MEDTRANS MEDICAL TRANSPORTATION LTD.

PENETANG-MIDLAND COACH LINES LIMITED

S.C. FOOD SERVICES (CANADA) INC./SERVICES ALIMENTAIRES S.C. (CANADA) INC.

SUPERIOR AMBULANCE (1986) LIMITED

THE GRAY LINE OF VICTORIA LTD.

VOYAGEUR CORP.

N.N. LEE K. INVESTMENTS LTD.

C. SEELEY’S BUS LINES LTD.

GCTC LEASING LTD.

2026922 ONTARIO LIMITED

2026921 ONTARIO LIMITED

By:	/s/ Douglas A. Carty

Name:	Douglas A. Carty
Title:	Senior Vice President & Chief Financial Officer